UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On October 31, 2017, the Company issued 419,212 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated April 12, 2017 of the Company, for the conversion of $6,500.00 of the remaining principal amount of the Note together with $2,010.00 of accrued and unpaid interest thereto, totaling $8,510.00. The principal balance due remaining under this Note after this conversion was $0.00 and the accrued and unpaid interest remaining was $0.00.

On November 7, 2017, the Company issued 600,000 shares of free-trading Common Stock of PHI Group, Inc. to EMA Financial LLC, holder of a Convertible Promissory Note dated April 04, 2017 of the Company, for the conversion of $3,750.00 of the principal balance of the Note, less $1,350.00 of applicable fees under the Note. The principal balance due remaining under this Note after this conversion was $44,942.50.

On November 8, 2017, the Company issued 2,154,700 shares of free-trading Common Stock of PHI Group, Inc. to Auctus Fund, LLC, holder of a Convertible Promissory Note dated March 3, 2017 of the Company, for the conversion of $17,852.43 of the principal balance of the Note together with $3,356.17 of accrued and unpaid interest thereto and $500.00 applicable fee, totaling $21,708.60. The principal balance due remaining under this Note after this conversion was $32,147.57.

As of November 10, 2017 there are 45,935,141 shares of the Company’s common stock issued and outstanding, excluding 5,673,327 shares of common stock that have been set aside for a special dividend distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2017

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman

Henry D. Fahman
Chairman and CEO